Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

CalAmp Corp.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.01 par value per share	Rule 457(c) and Rule 457(h)	3,748,000	$0.64	$2,398,720	$110.20 per $1,000,000	$264.34

Total Offering Amounts							$264.34

Total Fee Offsets							—

Net Fee Due							$264.34

(1)

This Registration Statement on Form S-8 (the “Registration Statement”) registers the offer and sale of (a) 1,748,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of CalAmp Corp. (the “Company” or “Registrant”), which may be issued pursuant to awards under the CalAmp Corp. Amended and Restated 2004 Incentive Stock Plan (the “Plan”), and (b) 2,000,000 additional shares of Common Stock subject to awards previously granted under the Plan, which have again become available for issuance under the Plan pursuant to the terms of the Plan.

(2)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 (“Common Stock”), of the Registrant that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(3)

Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The maximum price per share and maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on September 1, 2023, which date is within five business days prior to filing this Registration Statement.